                                                                   EXHIBIT 10.16


                             JUNE 2001 AMENDMENT TO
                          LOAN AND SECURITY AGREEMENT


     THIS JUNE 2001 AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment"), dated and effective as of June 26, 2001, made by and between SUNTRUST BANK, a Georgia banking corporation, successor in interest to CRESTAR BANK, a Virginia bank corporation, (the "Lender"), ANADAC, INC., a Virginia corporation (the "Parent"), and LEGISLATIVE DEMOGRAPHIC SERVICES, INC., a Delaware corporation, formerly known as System Dynamics, Inc., a Delaware corporation, and each other Subsidiary (as defined below) that becomes a party to this Amendment in accordance with the provisions set forth below (together with the Parent, LDS, collectively, the Borrowers, and individually, a Borrower), recites and provides:

                                    RECITALS

     The Parent, Defense Systems Concepts, Inc., a Maryland corporation ("DSC"), and the Lender are parties to a Loan and Security Agreement, dated as of January 9, 1991 (the "Original Loan Agreement"). LDS subsequently became a party to the Original Loan Agreement in accordance with the terms thereof, and DSC subsequently was released as a party to the Original Loan Agreement. The Original Loan Agreement has been amended by amendments dated August 5, 1992, October 23, 1992, July 26, 1993, January 31, 1995, May 26, 1995, June 21, 1995,
May 24, 1996, December 31, 1996, October 31, 1997, November 10, 1998, and
February 4, 1999 (the "Substantive Amendments"). In addition, the Termination Date, as defined in the Original Loan Agreement, has been extended from time to time pursuant to various letter agreements (the "Extension Letters"). The Original Loan Agreement, as amended to the date hereof by the Substantive Amendments and the Extension Letters, and as further amended, modified or supplemented from time to time, shall be referred to as the "Loan Agreement." Terms defined in the Loan Agreement shall have the same defined meanings when such terms are used in this Amendment.

     The Borrowers and the Lender have agreed to amend the terms of the Loan Agreement. Accordingly, for valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrowers and the Lender agree as follows:

                                   AGREEMENT

     1. The following definitions in Section 1 of the Loan Agreement are amended to read in their entirety as follows:

          "Debt" means, collectively, and includes, without duplication, with respect to any specified Person, (a) indebtedness or liability for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of assets to another Person subject to an understanding or agreement, contingent or otherwise to repurchase such assets from such Person) or for the deferred purchase price of property or services; (b) obligations as a lessee under a Capital Lease; (c) obligations to reimburse the issuer of letters of credit or acceptances; (d) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss; (e) obligations under interest rate swap, cap or collar agreements or similar agreements or arrangements designed to protect that Person against fluctuations in interest rates; (f) obligations under any foreign exchange contract, currency swap or other similar agreements or arrangements designed to protect that Person against fluctuations in currency values; (g) all preferred stock or similar equity interests issued by such Person which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or acceleration at any time during the term of this Agreement; and (h) the amount of contingent obligations of such Person incurred in connection with acquisitions (including, without limitation, obligations to make earnout payments), in each case determined in accordance with GAAP; and (i) obligations secured by any Lien on property owned by the specified Person, whether or not the obligations have been assumed.

          "Subsidiary" as to any Person, means a corporation, partnership, limited partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent.

          "Termination Date" means June 30, 2002, and any extension or extensions thereof granted by the Lender in accordance with the provisions of
Section 2.1 (h).

     2.   The following definitions are added to Section 1 of the Loan
Agreement:

          "Adjusted EBITDA" means, for any period, EBITDA for such period, plus, to the extent deducted to determine consolidated Net Income for such period, extraordinary or unusual losses or other losses not incurred in the ordinary course of business during the fiscal year ending June 30, 2001 up to a maximum of $1,500,000 in the aggregate, minus, to the extent added to determine such consolidated Net Income, extraordinary or unusual gains or other gains not incurred in the ordinary course of business, in each case determined in accordance with GAAP.

          "EBITDA" means, for any period, (a) consolidated Net Income of the Parent and its Subsidiaries for such period plus, (b) to the extent deducted to determine such consolidated Net Income, the sum of (1) depreciation expense,
(2) interest expense, (3) amortization expense, and (4) tax expense, in each case determined in accordance with GAAP.

          "Fixed Charges Coverage Ratio" means, for each 12-month period ending on the last day of each fiscal quarter of the Parent, the ratio of (a) Adjusted EBITDA for such period to (b) the sum of (1) interest expense for such period plus (2) current maturities of long-term Debt outstanding on the last day of such period, including, without limitation, the current maturity components of Capital Lease and Synthetic Lease payments plus (3) cash taxes; paid during such period. The foregoing shall be determined on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP.

          "Net Income" means, for any Person for any period, the consolidated gross revenues of such Person and its Subsidiaries for such period less all consolidated operating and non-operating expenses (including taxes) or such Person and its Subsidiaries for such period, all as determined in accordance with GAAP.

     3. Section 6.6 of the Loan Agreement is deleted in its entirety and replaced with the following provision:

          "Section 6.6 Dividends. No Borrower will declare or pay any dividends; or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets or obligations of such Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of, any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of such Borrower or another Subsidiary, except that, subject to the compliance by the Borrowers with the provisions of Section 7 below, (a) a Borrower may declare and deliver dividends and make distributions payable in common stock of such Borrower, (b) a Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock, and
(c) the Parent or any Subsidiary may pay dividends to IDENTIX, the Parent or to another Subsidiary after three days' prior written notice to the Lender, provided that both and after giving effect to such payment, the Borrowers have not violated the financial covenants contained in Section 7 hereof."

     4. Section 7.1 of the Loan Agreement is deleted in its entirety and is replaced with the following provision:

          Section 7.1 Minimum Tangible Net Worth. The Parent will maintain at all times a Tangible Net Worth of not less than $7,500,000."

     5. Section 7.3 of the Loan Agreement is deleted in its entirety and replaced with the following provision:

          Section 7.3 Minimum Net Income. Beginning on July 1, 2001 the Parent shall not permit the consolidated Net Income of the Parent and its Subsidiaries for each year to date calendar quarter to be less than $1."

     6. Section 7.4 of the Loan Agreement is inserted with the following provision:

          Section Fixed Charges Coverage Ratio. At all times the Parent shall not permit the Fixed Charges Coverage Ratio as of the end of each of its fiscal quarters to be less than 1.20 to 1."

     7. Except for the amendments to the Loan Agreement set forth above, the Loan Documents shall remain in full force and effect. The Borrowers acknowledge and agree that this Amendment effects an extension of the Termination Date, among other amendments, and is not a novation, and the Borrowers ratify and confirm the remaining terms and provisions of the Loan Documents in all respects.

        8. The Borrowers represent and warrant that this Amendment has been duly authorized, executed and delivered by each of them in accordance with resolutions adopted by their respective boards of directors. All other representations and warranties made by the Borrowers in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment, with the same force and effect as if set forth in this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Lender in accordance with the provisions of the Loan Documents.

        9. The Borrowers jointly and severally agree to pay all costs and expenses incurred by the Lender in connection with this Amendment, including, but not limited to, reasonable attorneys' fees.

        10. This Amendment shall be governed by the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

        11. This Amendment may be executed by the parties individually or in any combination, in one or more counterparts, each of which shall be an original and all of which together constitute one and the same instrument.

        12. The Borrowers acknowledge and agree that there are no defenses, counterclaims or setoffs against any of their respective obligations under the Loan Documents.


                         [SIGNATURES ON FOLLOWING PAGE]

WITNESS the following signatures.



                            ANADAC, INC.
                            a Virginia corporation



                            By: /s/ MELINDA K. JENSEN
                               ------------------------------

                            Name: Melinda K. Jensen
                               ------------------------------

                            Title: CFO
                               ------------------------------


                            LEGISLATIVE DEMOGRAPHIC
                            SERVICES, INC., a Delaware corporation,
                            formerly known as System Dynamics, Inc., a Delaware corporation



                            By: /s/ P.J. BULGER
                               ------------------------------

                            Name: P.J. Bulger
                               ------------------------------

                            Title: CEO
                               ------------------------------



                            SUNTRUST BANK,
                            a Georgia banking corporation, formerly
                            known as Crestar Bank, a Virginia banking corporation



                            By: /s/ BRIAN HAGGERTY
                               ------------------------------

                            Name: Brian Haggerty
                               ------------------------------

                            Title: Vice President
                               ------------------------------

8245 Boone Boulevard
Vienna, Virginia 22182-2604
Fax 703-902-9075
____________________________________________________________________________

[SUNTRUST LOGO]


April 10, 2001

Ms. Mindy Jensen
Chief Financial Officer
Anadac, Inc.
Suite 900
2200 Clarendon Boulevard
Arlington, Virginia 22201

Dear Mindy:

Reference is made to the Loan and Security Agreement, dated as of January 9, 1991 (the "Original Loan Agreement"), by and between SUNTRUST BANK, a Georgia banking corporation, successor in interest to CRESTAR BANK, a Virginia banking corporation (the "Lender"), ANADAC, INC., a Virginia corporation (the "Parent"), and LEGISLATIVE DEMOGRAPHIC SERVICES, INC., a Delaware corporation, formerly known as System Dynamics, Inc., a Delaware corporation ("LDS," and together with the Parent, the "Borrowers"). The Original Loan Agreement, as amended to the date hereof by the Substantive Amendments and the Extension Letters, and as further amended, modified or supplemented from time to time, shall be referred to as the "Loan Agreement." Terms defined in the Loan Agreement shall have the same defined meanings when such terms are used herein.

Per the terms of the Loan Agreement the Termination Date is presently defined as March 31, 2001. The Borrower and the Lender are currently working to modify certain terms and conditions of the Loan Agreement in conjunction with the annual extension of the Termination Date. To facilitate this process and insure that the Borrowers continue to have benefit of the credit facilities outlined in the Loan Agreement the definition of the Termination Date is hereby modified to mean June 30, 2001.

At this time our expectation is that we will come to mutual agreement concerning the modified terms and conditions of the Loan Agreement within a short period of time and that this will be followed with a longer-term extension. Thank-you for your patience during this period and we look forward to the completion of this process.


Sincerely

By /s/ BRIAN HAGGERTY
   -----------------------
       Brian Haggerty
       Vice President

CRESTAR BANK
8245 Boone Boulevard
Vienna, Virginia 22182-3871
____________________________________________________________________________

May 1, 2000                                                   [CRESTAR LOGO]


Ms. Mindy K. Jensen
Chief Financial Officer
Anadac, Inc.
2200 Clarendon Boulevard Suite 900,
Arlington, Virginia 22201

Dear Ms. Jensen:

Reference is made to the Loan and Security Agreement, dated as of January 9, 1991 (the "Original Loan Agreement"), by and between CRESTAR BANK, a Virginia banking corporation (the "Lender"), ANADAC, INC., a Virginia banking corporation (the "Parent"), and LEGISLATIVE DEMOGRAPHIC SERVICES, INC., a Delaware corporation, formerly known as System Dynamics, Inc., a Delaware corporation ("LDS," and together with the Parent, the "Borrowers"). The Original Loan Agreement, as amended to the date hereof by the Substantive Amendments and the Extension Letters, and as further amended, modified or supplemented from time to time, shall be referred to as the "Loan Agreement." Terms defined in the Loan Agreement shall have the same defined meanings when such terms are used herein.

Please consider the correspondence as confirmation of the Bank's agreement to modify the definition of the Termination Date from April 30, 2000 to March 31, 2001. All other terms and conditions of the Loan Agreement shall remain in full force and effect.

As you know from our conversation of last week the Bank is interested in reaching a mutual understanding with regard to a modification in the Minimum Tangible Net Worth Covenant, more fully described in Section 7.1 of the Agreement. We are also aware of your desire to have the Termination Date extend for a period of up to two years. Please be advised of our intent to work in good faith to come a satisfactory resolution on these issues over the course of the next few weeks. During the interim we ask that you acknowledge your acceptance of the terms and conditions outlined herein, in the space provided below. Should you have any questions and or comments please do not hesitate to contact me at 703-902-9070.



Sincerely,

CRESTAR BANK


By: /s/ BRIAN HAGGERTY
   ------------------------
   Brian Haggerty
   Vice President


                       ACKNOWLEDGEMENTS ON FOLLOWING PAGE

BORROWER

ANADAC, INC.

By:    /s/ MELINDA K. JENSEN
       -----------------------------

Name:  Melinda K. Jensen
       -----------------------------

Title: Chief Financial Officer
       -----------------------------